Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-4, 333-119694, of Marathon Oil Corporation of our report dated March 10, 2005, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Marathon Oil Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 10, 2005, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-4, of our report dated March 11, 2005, relating to the financial statements of Marathon Ashland Petroleum LLC which appears in Ashland Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended September 30, 2004. We also consent to the reference to us under the heading of “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
May 19, 2005